Exhibit 5

Beacon Law Advisors, PLLC

801 2nd Ave, Suite 614

Seattle, WA 98104

April 21, 2009

Waitlist, LLC

2311 N. 45th Street

Suite 310

Seattle, WA 98103

Attention: Mr. Jay T. Schwartz, President of Manager of Waitlist, LLC

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Waitlist, LLC (“Waitlist”), in connection with a registration statement on Form S-1, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission under Section 5 of the Securities Act of 1933, as amended, relating to the offering by Waitlist of an aggregate of 350,000 Class A limited liability company units (the “Class A Units”).

In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, without independent investigation, relied on certificates of public officials and certificates of officers or other representatives of Waitlist.

Based upon the foregoing and subject to the other limitations set forth herein, we are of the opinion that the Class A Units to be offered and sold pursuant to the Registration Statement will be validly issued, fully paid and non-assessable upon issuance pursuant to the terms of the Registration Statement. We consent to the disclosure of our opinion contained in the Registration Statement, the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our law firm in the Registration Statement.

We are members of the bar of the State of Washington and are not licensed or admitted to practice law in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the laws of the State of Washington, and the Federal laws of the United States.

Very truly yours,

/s/ Beacon Law Advisors, PLLC